Exhibit 4.10


                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is dated as of May 21, 2004 by and between Utix Group, Inc., a Delaware corporation (the "COMPANY"), Great Court Capital LLC, a New York limited liability company ("GREAT COURT") and each purchaser who has executed this Agreement on the signature page hereto (each, a "PURCHASER" and collectively, the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

                1.1.1 "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

                1.1.2 "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                1.1.3 "COMMISSION" means the United States Securities and Exchange Commission.

                1.1.4 "COMMON STOCK" means the common stock of the Company, par value $0.001 per share.

                1.1.5 "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

                1.1.6 "COMPANY COUNSEL" means Gersten Savage Kaplowitz Wolf & Marcus LP.

                1.1.7 "CONVERTIBLE SECURITIES" means any capital stock or other securities, including warrants (other than Options) that are convertible into or exercisable or exchangeable for Common Stock.

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                1.1.8  "EFFECTIVE  DATE"  means the date  that the  Registration
Statement is first declared effective by the Commission.

                1.1.9 "ELIGIBLE MARKET" means any of the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX"), the Nasdaq National Market ("NASDAQ NNM"), the Nasdaq Small Cap Market ("NASDAQ SCM") or the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "OTC BULLETIN BOARD").

                1.1.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                1.1.11 "INITIAL NOTES CLOSING DATE" means the date of closing of the purchase of not less than $700,000 of the Notes, pursuant to Section 2.1.1.

                1.1.12 "LIEN" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

                1.1.13 "LOSSES" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys' fees.

                1.1.14 "NOTES CLOSING DATES" means those dates that shall be (a) on or before May 21, 2004 when the Initial Notes Closing Date shall occur, and
(b) on or before May 28, 2004,  when the Final Notes Closing Date (as defined in
Section 2.1.1) shall occur.

                1.1.15 "NOTES" means one or more 15% senior secured promissory notes aggregating up to $1,500,000 in principal amount, to be purchased at par by the Purchasers at the Notes Closings; which Notes shall be in the form of
SCHEDULE 1.1.15.

                1.1.16 "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                1.1.17 "PERSON" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

                1.1.18 "PURCHASER DESIGNEE" shall mean Great Court Capital, or any other Person designated in writing from time to time by the holders of a majority of the Notes and who shall be reasonably acceptable to the Company.

                1.1.19 "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                1.1.20   "PROSPECTUS"  means  the  prospectus  included  in  the
Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon

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Rule 430A  promulgated  under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                1.1.21 "REGISTRABLE SECURITIES" means: (i) any Common Stock issuable upon exercise of the Warrant Shares, (ii) any Common Stock issued to SD Partners or its Affiliates under an advisory agreement between the Company and SD Partners, dated of even date herewith (the "ADVISORY AGREEMENT"); (iii) any Common Stock issuable upon exercise of warrants to purchase up to 1,000,000 shares of Company Common Stock issued under the Advisory Agreement; and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

                1.1.22 "REGISTRATION STATEMENT" means the registration statement required to be filed under Article VI below, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                1.1.23 "REQUIRED EFFECTIVENESS DATE" means September 30, 2004, unless such date shall be extended by mutual agreement of the Purchaser Designee and the Company.

                1.1.24  "RULE  144,"  "RULE 415," and "RULE 424" means Rule 144,
Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                1.1.25 "SECURITIES" means the collective reference to the Notes and the Warrants.

                1.1.26 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                1.1.27 "SECURITY AGREEMENT" means an agreement granting Purchasers a perfected security interest in all the assets of the Company and its Subsidiaries in which such lien may be perfected under the Uniform Commercial Code as in force in Massachusetts, to secure repayment of the Notes, in the form of SCHEDULE 1.1.27.

                1.1.28 "SUBSIDIARY" means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

                1.1.29 "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market, or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the Over-the-Counter Pink Sheets.

                1.1.30 "TRADING MARKET" means the Over-the-Counter Pink Sheets or any Eligible Market on which the Common Stock is then listed or quoted.

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                1.1.31  "TRANSACTION   DOCUMENTS"  means  this  Agreement,   the
Warrants, the Security Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                1.1.32 "UCC FILINGS" means the filings within Delaware and New Hampshire required by law to grant a first perfected security interest as contemplated by the Security Agreement in the assets of the Company and its Subsidiary, respectively.

                1.1.33 "WARRANTS" means one or more warrants with an exercise price of $0.35 per share, to purchase up to an aggregate of 4,285,714 shares of Common Stock issued to the Purchasers at the Notes Closing on a proportional basis (a Warrant entitling the holder to purchase 2.8571432 shares of Common Stock for each $1.00 principal amount of Note purchased) to such Investor's aggregate purchase of Notes contemplated by this Agreement; which Warrants shall be in the form of SCHEDULE 1.1.33.

                1.1.34 "WARRANT SHARES" means the aggregate of up to 4,285,714 shares of Common Stock issuable upon exercise of the Warrants, subject to adjustment as provided therein.

                                   ARTICLE II
                         PURCHASE AND SALE OF SECURITIES

         2.1    PURCHASE AND SALE OF NOTES AND WARRANTS.

                2.1.1 NOTES CLOSING. Subject to the terms and conditions set forth herein:

                        (a) On the Notes Closing Dates, the Company shall issue to each of those Purchasers listed on and who shall have executed the signature page to this Agreement entitled "PURCHASERS SIGNATURE PAGE," and each of such Purchasers shall purchase from the Company, severally and not jointly, such principal amount of Notes as is indicated below such Purchaser's name on the Purchasers Signature Page. On such Notes Closing Dates, not less than $700,000 and not more than $1,500,000 principal amount of Notes shall be purchased and paid for by the Purchasers. The closings of the sale of the Notes (collectively, the "NOTES CLOSINGS") shall take place at the offices of Gersten Savage Kaplowitz Wolf & Marcus LP, 101 East 52nd Street, New York, New York 10022, or at such other location or time as all parties may agree, on the dates set forth in Section 2.1.1(b) below.

                        (b) On a date that shall be not later than May 21, 2004 (the "INITIAL NOTES CLOSING DATE") an aggregate of not less than $700,000 principal amount of Notes shall be purchased and paid for by the Purchasers. On a date that shall be not later than May 28, 2004 (the "FINAL NOTES CLOSING DATE") up to an additional $800,000 principal amount of Notes (or such lesser principal amount equal to the difference between $1,500,000 and the principal amount of Notes sold on the Initial Note Closing Date).

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                2.1.2 NOTES CLOSINGS DELIVERABLES.

                        (a) On the Initial Notes Closing Date, the Company shall deliver or cause to be delivered to each Purchaser, against payment by such Purchaser of an amount in immediately available funds to an account designated in writing by the Company equal to the principal amount of Notes purchased, the following documents:

                                (i) Notes  aggregating not less than $700,000 in
principal amount, free and clear of all restriction and other legends (except as expressly provided in Section 4.1.2);

                                (ii)  Warrants   entitling   each  Purchaser  to
receive Warrants to purchase 2.857143 Warrant Shares for each $1.00 principal amount of Notes purchased on the Initial Notes Closing Date, which Warrant Shares shall be free and clear of all restrictions and other legends (except as expressly provided in Section 4.1.2); and

                                (iii) a signed legal opinion of Company Counsel,
substantially in the form of SCHEDULE 2.1.2(B), adapted to reflect transactions occurring on the Initial Notes Closing Date.

                        (b) On the Final Notes Closing Date, the Company shall deliver or cause to be delivered to each Purchaser, against payment by such Purchaser of an amount in immediately available funds to an account designated in writing by the Company equal to the principal amount of Notes purchased, the following documents:

                                (i)  Notes  in  aggregate  principal  amount  in
excess of $700,000 and up to $1,500,000, free and clear of all restriction and other legends (except as expressly provided in Section 4.1.2);

                                (ii)  Warrants   entitling   each  Purchaser  to
receive Warrants to purchase 2.857143 Warrant Shares for each $1.00 principal amount of Notes purchased on the Final Notes Closing Date, which Warrant Shares shall be free and clear of all restrictions and other legends (except as expressly provided in Section 4.1.2); and

                                (iii) a signed legal opinion of Company Counsel,
substantially in the form of SCHEDULE 2.1.2(B), adapted to reflect transactions occurring on the Initial Notes Closing Date.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers as follows:

                3.1.1 SUBSIDIARIES. The Company has one Subsidiary, Corporate Sports Incentives, Inc.

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                3.1.2 ORGANIZATION AND  QUALIFICATION.  The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of
any  of  the   provisions  of  its   respective   certificate   or  articles  of
incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

                3.1.3 AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                3.1.4 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except to the extent that such conflict, default or termination right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected.

                3.1.5 ISSUANCE OF THE NOTES, WARRANTS AND WARRANT SHARES. The Notes, Warrants and Warrant Shares each are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free

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and clear of all Liens and shall not be subject to preemptive  rights or similar rights of stockholders.

                3.1.6 CAPITALIZATION. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth on a fully-diluted basis in SCHEDULE 3.1.6. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in
SCHEDULE 3.1.6, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in SCHEDULE 3.1.6, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in SCHEDULE 3.1.6, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

                3.1.7 SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since February 12, 2004 (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with this Agreement and the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers true, correct and complete copies of all SEC Reports filed within the ten (10) days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated

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subsidiaries  as of and for the dates thereof and the results of operations  and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary is subject are included as part of or specifically identified in the SEC Reports.

                3.1.8 MATERIAL CHANGES. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or the amendment to the Form 10SB12G filed with the Commission on April 12, 2004, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and
(B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans; provided that the Company may issue capital stock in accordance with Sections
5.3.4 and 5.3.5. At the time the Registration Statement becomes effective, the Company will have all necessary procedures in place that are required by the Commission and will be in compliance with the Sarbanes-Oxley Act of 2002, as amended, to the extent then binding upon the Company as a matter of law.

                3.1.9 ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company that could, individually or in the aggregate, have a Material Adverse Effect.

                3.1.10 COMPLIANCE. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                3.1.11 TITLE TO ASSETS. Neither the Company nor any Subsidiary owns any real property. The Company and the Subsidiary have good and marketable title in all personal property owned by them that is material to their business, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially

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interfere  with the use made and  proposed  to be made of such  property  by the
Company or Subsidiary. Any real property and facilities held under lease by the Company or the Subsidiary is held by it under valid, subsisting and enforceable leases of which the Company or any Subsidiary are in compliance.

                3.1.12 CERTAIN FEES. Except for the fees and compensation set forth on SCHEDULE 3.1.12 to this Agreement, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

                3.1.13 PRIVATE PLACEMENT. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Notes by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Notes as contemplated hereby or (ii) cause the offering of the Notes pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

                3.1.14 [Intentionally Omitted]

                3.1.15 TRADING. The Company's Common Stock currently is traded in the "Pink Sheets."

                3.1.16 REGISTRATION RIGHTS. Except as described in SCHEDULE 3.1.16, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                3.1.17 APPLICATION OF TAKEOVER PROTECTIONS. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents that is or could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Notes and the Purchasers' ownership of the Notes.

                3.1.18 DISCLOSURE. The Company confirms that neither it nor any other Person authorized to act on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or the Subsidiary or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

                3.1.19   ACKNOWLEDGMENT   REGARDING   PURCHASERS'   PURCHASE  OF
SECURITIES. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any other Purchaser (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

                3.1.20 PATENTS AND TRADEMARKS. The Company and its Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor its Subsidiary have received a written notice that the Intellectual Property Rights used by them violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                3.1.21 INSURANCE. The Company and its Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and Subsidiary are engaged. Neither the Company nor its Subsidiary have reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                3.1.22 REGULATORY PERMITS. The Company and its Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their business as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and the Company and its Subsidiary have not received any notice of proceedings relating to the revocation or modification of any Material Permit.

                3.1.23 TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or its Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                3.1.24 [INTENTIONALLY OMITTED].

                3.1.25 INTERNAL ACCOUNTING CONTROLS. The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

                3.2.1 ORGANIZATION; AUTHORITY. Such Purchaser is an individual or entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Notes and Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                3.2.2 INVESTMENT INTENT. Such Purchaser is acquiring the Notes and Warrants as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Notes and Warrants or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Notes pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Notes and Warrants for any period of time. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes and Warrants.

                3.2.3 PURCHASER STATUS. At the time such Purchaser was offered the Notes and Warrants it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                3.2.4 EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investments in entities that are listed on the "Pink Sheets", so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, Warrants and Warrant Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is (i) aware that the volume of the trading market for the Notes is limited or may be non-existent for a period of time; and (ii) able to bear the economic risk of an investment in the Notes, Warrants and Warrant Shares, and, at the present time, is able to afford a complete loss of such investment.

                3.2.5 ACCESS TO INFORMATION. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and Warrants and the merits and risks of investing in the Notes and Warrants; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

         4.1    TRANSFER RESTRICTIONS.

                4.1.1 Notes, Warrants or Warrant Shares may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Notes, Warrants or Warrant Shares other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor (with the costs associated with the production of such opinion borne by the Company), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, any transfer of Notes, Warrants or Warrant Shares by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. In addition, if a Purchaser reasonably believes that a transfer may be made in compliance with the rules and regulations of the Commission, the Purchaser may request a transfer of Notes, Warrants or Warrant Shares without obtaining such legal opinion, but the Company (if it is unsure of transferability) may itself seek a legal opinion before being required to take any action.

                4.1.2 The Purchasers agree to the imprinting, so long as is required by this SECTION 4.1.2, of the following legend on any Notes, Warrants or any certificate evidencing Warrant Shares:

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Notes shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Notes is effective under the Securities Act, or (ii) following any sale of such Notes pursuant to Rule 144, or (iii) if such Notes are eligible for sale under Rule 144(k), or (iv) if (in the written opinion of competent securities counsel rendered to the Company, with the costs associated with the production of such opinion borne by the Company) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause Company Counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Notes, the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such Notes, deliver or cause to be delivered to such Purchaser a certificate representing such Notes that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

                4.1.3 The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Notes in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Notes and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Notes to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Notes may reasonably request in connection with a pledge or transfer of the Notes, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

         4.2 FURNISHING OF INFORMATION. As long as any Purchaser owns Notes, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Notes, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Notes under Rule 144. The Company further covenants that it will take such further action as any holder of Notes may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

         4.3 INTEGRATION. Company Counsel and counsel to the Purchasers shall confirm with the Securities and Exchange Commission ("SEC") that the offering of the Notes and Warrants shall not be deemed to be integrated with the offer or sale of shares of Company Common Stock, as reflected in the Company's Form SB-2 Registration Statement filed with the SEC on February 12, 2004 (the "UNITED STATES COMMON STOCK OFFERING") in a manner that would require the prior registration under the Securities Act of the sale of the Notes and Warrant Shares to the Purchasers.

         4.4    RESERVATION AND LISTING OF COMMON STOCK; BLUE SKY.

                4.4.1 The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

                4.4.2 Following the Notes Closing, the Company shall use commercially reasonable best efforts to cause its Common Stock to be approved for listing on an Eligible Market and maintain the listing of such Common Stock on such Eligible Market. The Company covenants to promptly file any listing application required by the OTC Bulletin Board with respect to the Warrant Shares.

         4.5    SUBSEQUENT EQUITY OFFERINGS.

                4.5.1 Following the Notes Closings, the Company shall use its best efforts to effect the sale and placement of not less than $3,500,000 and not more than $7,500,000 of shares of its Common Stock pursuant to the United States Common Stock Offering and/or a separate offering of shares of Common Stock on the London Stock Exchange Alternative Investment Market ("AIMS"); in each case, at per share prices that shall be greater than the $0.35 per share Exercise Price of the Warrants. In such connection, the Company shall, on the Initial Notes Closing Date, engage SD Partners and/or the services of an advisor recommended by SD Partners (individually and collectively, the "AIMS ADVISOR") to assist the Company in effecting an offering of its Common Stock on the AIMs market. Pursuant to the Advisory Agreement, the AIMs Advisor shall be entitled to receive an advisory fee of $25,000 per month for a period of up to six (6) consecutive months, payable on the first day of the month commencing June 1, 2004, and such other success fees as shall be provided in the Advisory Agreement.

         4.6 SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company shall, on the Final Notes Closing Date, issue a press release reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. Not later than five days after the Final Notes Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the "8-K FILING") describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Purchaser Designee on behalf of the Purchasers for their review as early as practicable prior to its filing), the Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchaser Designee on behalf of the Purchasers for their review. The Company and the Purchaser Designee on behalf of the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and
(ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.7 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Notes and Warrants hereunder solely for the purposes set forth on
SCHEDULE 4.7.

         4.8 REIMBURSEMENT. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling Person, employee or agent of a Purchaser or any of its Affiliates (a "RELATED PERSON") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser's or Related Person's negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6.4(c) below. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from the negligence or willful misconduct of the applicable Purchaser or Related

Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

         4.9    FUTURE EQUITY OFFERINGS.

                (a) Subject to the exceptions described in Section 4.9(b) below, for a period of six (6) months following the Final Closing Date, the Company will not, without the prior written consent of the Purchaser Designee, sell, offer to sell or contract with any Person to obtain proceeds from the sale of Equity Equivalents that involves:

                        (i) the issuance of shares of Common Stock at a price per share that shall be less than $0.35 (unless in such connection, the Company shall offer to reduce the exercise price of the Warrants to such lower exercise price), or

                        (ii)  the  issuance  of  Equity   Equivalents  that  are
convertible into or exercisable for an indeterminate number of shares of Common Stock, or

                        (iii) are not subject to restrictions on the public resale or distribution thereof of for at least six (6) months following the effective date of the Registration Statement

(the limitations referred to in this Section 4.9(a) are referred to as the "CAPITAL RAISING LIMITATIONS").

                (b) The Capital Raising Limitations set forth in Section 4.9(a) shall NOT apply to any transaction or series of transactions involving issuances of securities:

                        (i) to employees, directors or consultants of the Company pursuant to a Company stock option plan;

                        (ii) upon the exercise or conversion, as the case may be, of currently outstanding options, warrants or convertible securities;

                        (iv)  upon  the   exercise  of  the  Warrants  or  other
Registrable Securities issued pursuant to the Transaction Documents;

                        (v)  in  connection  with  any  business   acquisitions,
mergers or strategic partnerships; or

                        (v) the sale of shares of Company Common Stock pursuant to the United State Common Stock Offering and/or the AIMs Offering, in each case, at per share prices that shall be equal to or greater than $0.35 per share (unless, in each such case, the Company shall offer to reduce the exercise price of the Warrants to such lower exercise price).

                                   ARTICLE V
                                   CONDITIONS

         5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligation of each Purchaser to acquire Notes and Warrants on the Initial Notes Closing Date and on the Final Notes Closing Date (as applicable) is subject to the satisfaction or waiver by such Purchaser, on or before each of the Initial Closing Date or the Final Closing Date, as applicable, of each of the following conditions:

                5.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made on each of the Initial Closing Date and the Final Closing Date, as though made on and as of such dates; and

                5.1.2 PERFORMANCE. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Initial Closing Date and the Final Closing Date, as applicable.

                5.1.3 EFFECTIVENESS OF FORM 10SB. The Company's Form 10SB12G filing that was filed with the Commission on April 12, 2004 has become effective.

                5.1.4 SUBORDINATION OF CERTAIN COMPANY INDEBTEDNESS. On or before the Final Closing Date, the Company shall obtain from holders of Company indebtedness for borrowed money representing not less than an aggregate of $1,405,000 of the (a) $470,000 outstanding 9% convertible notes of the Company due 2006; (b) $1,175,000 outstanding amount of 7% bridge notes of the Company due November 2004; and (c) $260,000 of outstanding 10% notes of the Company due 2005, shall pursuant to a subordination agreement in form and content satisfactory to counsel to Purchasers, be made fully subject and subordinated to the payment in full of the Notes.

                5.1.5 LOCK-UP AGREEMENT. On or before the Final Closing Date, the Company shall undertake to obtain from all Company directors, officers, holders of 5% or more of the Company's Common Stock and all selling security holders identified in the United States Common Stock Offering shall enter into a Lock-Up Agreement wherein each of the foregoing agree that they will not, during the period ending May 15, 2005 (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company or Equity Equivalents (including, securities which may be deemed to be beneficially owned by them in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (b) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including, but not limited to, any security convertible into or exercisable or exchangeable for any securities of the Company. Notwithstanding the foregoing, in the event that any such Company stockholder fails or refuses to execute and deliver such Lock-Up Agreement by the Final Notes Closing Date (a "DEFAULTING STOCKHOLDER"), the Company shall (i) amend its registration statement in respect of the United States Common Stock Offering to remove such Defaulting Stockholder as a selling stockholder thereunder, and (ii) instruct its legal counsel and the transfer agent to place a "stop transfer" order with respect to all shares of Common Stock owned of record by such Defaulting Stockholder or his or its Affiliates.

         5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell Notes at the Notes Closing is subject to the satisfaction or waiver by each Purchaser, at or before each such Closing, of each of the following conditions:

                5.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made on and as of such date; and

                5.2.2 PERFORMANCE. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to such Closing.

                                   ARTICLE VI
                               REGISTRATION RIGHTS

         6.1    REGISTRATION

                6.1.1 Not later than sixty (60) days after the effective date of the United States Common Stock Offering registration statement (the "PENDING REGISTRATION STATEMENT") , the Company shall have prepared and filed with the Commission the Registration Statement covering the sale to the Purchasers, and the resale by the Purchasers of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall have the right to include in such Registration Statement, securities of the Company (a) registered for resale pursuant to the Pending Registration Statement, and/or (b) previously issued or committed to be issued, to the extent and to the Persons disclosed on SCHEDULE 3.1.16.

                6.1.2 The Company shall promptly respond to all letters of comment that the Company shall receive from the staff of the SEC with respect to such Registration Statement and shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable thereafter; provided, that the Purchasers acknowledge that such registration efforts may be delayed in the event that the Company enters into any agreement or commitment for the acquisition of any assets or securities of any Person prior to the effectiveness of such Registration Statement, and is required to cause an audit to be conducted in accordance with the rules and regulations promulgated by the SEC. By his execution of this Agreement, Anthony G. Roth, does hereby personally guaranty that, for so long as he shall be the President and CEO of the Company, the Company shall comply with its covenants and agreements contained in this Section 6.1.2.

                6.1.3 The Company shall use its commercially reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the second anniversary of the Effective Date or such earlier date when all Registrable Securities covered by such Registration Statement have been sold (the "EFFECTIVENESS PERIOD").

                6.1.4 The Company shall notify each Purchaser in writing promptly (and in any event within one Trading Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

                6.1.5 Upon the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by any Purchaser (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), the Company shall pay or issue, as the case may be, to each Purchaser as to which an Event relates, as liquidated damages and not as a penalty, cash or, upon the payment of the par value thereof, such number of shares of Common Stock as shall equal three percent (3%) of the aggregate outstanding principal amount of the Notes purchased by such Purchasers at the Notes Closings. Such additional shares are designated "EVENT SHARES" and will be treated by all parties, after issuance, in the same manner as all other Shares of Common Stock and shall thereafter be included in the definition of "Registrable Securities." Event Shares will be issued on a pro-rata basis for any portion of a month prior to the cure of an Event.

For such purposes, each of the following if occurring prior to or during the Effectiveness Period shall constitute an "EVENT":

                        (i) the Registration Statement is not declared effective on or prior to the Required Effectiveness Date;

                        (ii) after the Effective Date, a Purchaser (without fault on the part of any Purchaser) is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason for five or more Trading Days (whether or not consecutive);

                        (iii)  after  the  Effective   Date,   any   Registrable
Securities covered by such Registration Statement are not listed on an Eligible Market;

                        (iv) after the Effective Date, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days);

                        (v) the Company fails for any reason to deliver a certificate evidencing any Shares of Common Stock to a Purchaser within three Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise rights of the Purchasers pursuant to the Transaction Documents are otherwise suspended for any reason.

         6.2    REGISTRATION  PROCEDURES.   In  connection  with  the  Company's
registration obligations hereunder, the Company shall:

                6.2.1 Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Purchaser and any counsel designated by any Purchaser (each, a "PURCHASER COUNSEL"), copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchasers and each Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of each Purchaser Counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object.

                6.2.2 (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                6.2.3 Notify the Purchasers of Registrable Securities to be sold and each Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration

Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                6.2.4 Use its commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                6.2.5 Furnish to each Purchaser and each Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                6.2.6 Promptly deliver to each Purchaser and each Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                6.2.7 Once applicable: (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

                6.2.8 Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers and each applicable Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

                6.2.9 Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

                6.2.10 Upon the occurrence of any event described in Section 6.2.3(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                6.2.11 Cooperate with any due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive material, nonpublic information in writing and agrees to utilize such information in a manner consistent with applicable law.

                6.2.12 If Holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

                6.2.13 Comply with all applicable rules and regulations of the Commission.

         6.3 REGISTRATION EXPENSES. The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the
Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and up to $10,000 in the aggregate for the fees and expenses of one legal counsel designated by the Purchasers, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and
(f) all listing fees to be paid by the Company to the Trading Market.

         6.4    INDEMNIFICATION

                6.4.1 INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2.3(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                6.4.2 INDEMNIFICATION BY PURCHASERS. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in SECTION 6.2.3(V)-(VII), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in SECTION 6.5. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds, in excess of the amount paid for such Registrable Securities, received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                6.4.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or
(iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                All  fees  and  expenses  of the  Indemnified  Party  (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten calendar days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                6.4.4 CONTRIBUTION. If a claim for indemnification under SECTION
6.4.1 or .2 is unavailable to an Indemnified Party (by reasons other than the specified exclusions to indemnification), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in SECTION 6.4.3, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

                The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 6.4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this SECTION 6.4.4, no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         6.5 DISPOSITIONS. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in SECTIONS 6.2.3(V), (VI) or (VII), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by SECTION 6.2.10, or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

         6.6 PURCHASERS' PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered. In such event, the following provisions of this Agreement shall apply: Sections 6.2.5, 6.2.6, 6.4 and 6.5.

                                  ARTICLE VII
                                  MISCELLANEOUS

         7.1 TERMINATION. Unless otherwise agreed by Great Court and the Company, this Agreement shall automatically terminate and be of no further force if Purchasers fail to purchase at least $700,000 of the Notes by May 21, 2004. In the event of such termination no party hereto shall have any further liability to the other.

         7.2 FEES AND EXPENSES. On the Initial Notes Closing Date, the Company shall pay to counsel for all Purchasers $15,000 for legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. Except as otherwise set forth herein, the Company shall have no further obligation to pay fees of counsel for any Purchaser at any other time. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Notes.

         7.3 ENTIRE AGREEMENT. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Final Notes Closing Date, and without further consideration, the parties will execute and deliver to each other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

         7.4 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person. Any party providing notice to the Company simultaneously shall provide a copy of that notice and all accompanying materials to Gersten Savage Kaplowitz Wolf & Marcus, LP, at the address shown on the signature page hereto.

         7.5 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under ARTICLE VI and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates.

         7.6 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         7.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Notes, provided such transferee agrees in writing to be bound, with respect to the transferred Notes, by the provisions hereof that apply to the "Purchasers." Notwithstanding anything to the contrary herein, Notes may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Notes.

         7.8 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.8 and each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

         7.9 GOVERNING LAW; VENUE; WAIVER OF JURY TRAIL. all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the STATE OF NEW YORK. THE COMPANY AND PURCHASERS Hereby Irrevocably Submit To The Exclusive Jurisdiction Of The State And Federal Courts Sitting In The CITY OF NEW YORK, STATE OF NEW YORK, For The Adjudication Of Any Dispute BROUGHT BY THE COMPANY OR ANY PURCHASER Hereunder, In Connection Herewith Or With Any Transaction Contemplated Hereby Or Discussed Herein (Including With Respect To The Enforcement Of Any Of The Transaction Documents), And Hereby Irrevocably Waive, And Agree Not To Assert In Any Suit, Action Or ProceedinG BROUGHT BY THE COMPANY OR ANY PURCHASER, Any Claim That It Is Not Personally Subject To The Jurisdiction Of Any Such Court, OR That Such Suit, Action Or Proceeding Is Improper. Each party Hereby Irrevocably Waives Personal Service Of Process And Consents To Process Being Served In Any Such Suit, Action Or Proceeding By Mailing A Copy Thereof Via Registered Or Certified Mail Or Overnight Delivery (With Evidence Of Delivery) To Such Party At The Address In Effect For Notices To It Under This Agreement And Agrees That Such Service Shall Constitute Good And Sufficient Service Of Process And Notice Thereof. Nothing Contained Herein Shall Be Deemed To Limit In Any Way Any Right To Serve Process In Any Manner Permitted By Law. The Company AND PURCHASERS Hereby Waive All Rights To A Trial By Jury.

         7.10 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive all Closings hereunder, including without limitation the delivery of the Notes and the exercise of all Warrants, as applicable.

         7.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         7.12 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         7.13 REPLACEMENT OF NOTES, WARRANTS OR WARRANT SHARES. If any certificate or instrument evidencing any Notes, Warrants or Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement.

         7.14 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. The parties further agree that no bond or other security shall be required in obtaining such equitable relief and the parties hereby consent to the ordering of specific performance. The parties also understand that other action may be taken and remedies enforced against the breaching party.

         7.15 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Purchaser hereunder or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         7.16 ADJUSTMENTS IN SHARE NUMBERS AND PRICES. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

         7.17 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Notes pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any

Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Securities
Purchase   Agreement  to  be  duly  executed  by  their  respective   authorized
signatories as of the date first indicated above.

                                     UTIX GROUP, INC.

                                     By:
                                            ------------------------------------
                                     Name:  Anthony G. Roth
                                     Title: President and CEO

                                     AS TO THE PROVISIONS OF SECTION 6.1.2 ONLY:

                                     -------------------------------------------
                                              Anthony G. Roth

                                     Address for Notice:

                                     Anthony G. Roth
                                     Utix Group, Inc.
                                     170 Cambridge Street
                                     Burlington, MA 01803
                                     Facsimile No.: 781-229-8886
                                     Telephone No.: 781-229-2589

                   With a copy to:   Gersten Savage Kaplowitz
                                     Wolf & Marcus LP
                                     101 East 52nd Street
                                     New York, NY 10022
                                     Facsimile No.: 212-980-5192
                                     Telephone No.: 212-752-9700
                                     Attn: Stephen A. Weiss, Esq.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

                            PURCHASER SIGNATURE PAGE

New York Holdings, Ltd

By:
    ----------------------------------
         Name and Title

New York Holdings, Ltd.
Address:
3 Daniel Frisch Street
Tel Aviv 64731, Israel


$400,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE





--------------------------------------
         SOL KEST

Address:
5150 Overland Avenue
Culver City, CA 90230l


$250,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE




--------------------------------------
         ROBERT KORNSTEIN


Address:
15 West 72nd St., 15K
New York, NY 10023


$100,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE




--------------------------------------
         AVNER MALOUL


Address:
155 E. 34 St., #3S
New York, NY 10010


$102,500
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE




--------------------------------------
         ALLEN LOWY


Address:
1776 Broadway, 11th floor
New York, NY 10019


$89 ,500
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE




--------------------------------------
         SHAYKIN FAMILY FOUNDATION

By:
    -------------------------------
    Leonard P. Shaykin
    President/Treasurer


Address:
630 Fifth Ave., Suite 3110
New York, NY 10111


$100,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE




--------------------------------------
         SIDNEY KESSOUS


Address:
7 Hidden Springs Lane
East Windsor, NJ  08520


$200,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE




--------------------------------------
         Phil St. Germain


Address:
11 Bow Street
Portsmouth, NH  03801


$35,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE




--------------------------------------
         James Kendall


Address:
676 Reef Road
Vero Beach, FL  32963


$50,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE




--------------------------------------
         Mort Goulder


Address:
Ridge Road
Hollis, NH  03049


$100,000
Dollar Amount of Notes Purchased

                            PURCHASER SIGNATURE PAGE




--------------------------------------
         David Friend


Address:
111 Huntington Ave., Ste. 2600
Boston, MA  02199


$100,000
Dollar Amount of Notes Purchased

                                   SCHEDULES:

---------------------------------------------------------------------------
NUMBER            DESCRIPTION

---------------------------------------------------------------------------
1.1.17            Form of Note

---------------------------------------------------------------------------
1.1.18            Form of Warrant

---------------------------------------------------------------------------
1.1.27            Security Agreement

---------------------------------------------------------------------------
2.1.2(b)          Opinion of Company's Counsel

---------------------------------------------------------------------------
3.1.6             Capitalization

---------------------------------------------------------------------------
3.1.12            Certain Finders Fee Agreements

---------------------------------------------------------------------------
3.1.16            Existing Registration Rights

---------------------------------------------------------------------------
4.7               Use of Proceeds

---------------------------------------------------------------------------

                                                                 Schedule 1.1.17

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

                                UTIX Group, Inc.
                       15% Senior Secured Promissory Note

No.__________                                Original Issue Date:  _______, 2004


         UTIX GROUP, INC., a Delaware corporation ("UTIX"), for value received, hereby promises to pay to _________________________________________, with an address at _________________________________________, or registered assigns (the
"Holder"), the principal amount of __________________________ Dollars ($_______________) and, subject to the terms and conditions hereof, to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 15% per annum from the date hereof until the Maturity Date (as defined below), all as hereafter provided. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

         1.     OFFERING; CONVERSION; SECURITY.

         (a) This Note was issued by UTIX in an offering of up to $1,500,000 principal amount of 15% Senior Secured Promissory Notes (collectively, the "Notes") pursuant to the Securities Purchase Agreement, dated as of May __, 2004 (the "Purchase Agreement"), among UTIX, Great Court Capital LLC and the "Purchasers" named therein. Capitalized terms used and not otherwise defined herein have the meanings as defined in the Purchase Agreement.

         (b) Payment of principal of and interest on this Note is secured by the Security Agreement, dated the Original Issue Date, between UTIX and Great Court Capital LLC, as Agent for itself and such other Purchasers that are or become parties to the Purchase Agreement, and this Note is entitled to the benefits thereof.

         2.     PAYMENTS.

                All principal of and interest on this Note shall be due and payable in full on the Maturity Date pursuant to the terms of this Note. The "Maturity Date" shall be May 28, 2005; provided, however, that, in the event and to the extent that UTIX shall receive IN EXCESS of $2,500,000 of gross proceeds in connection with either (i) the United States Common Stock Offering, (ii) an offering of securities on the AIMs, or (iii) any private placement of Common Stock or other Equity Type Securities under Regulation S, Rule 505 or Rule 506 promulgated under the Securities Act prior to May 28, 2005 (collectively, an "Equity Financing"), the Company shall apply fifty percent (50%) of any or all of such cumulative gross proceeds in excess of $2,500,000 it shall receive from such Equity Financing to prepay all Notes (and this Note on a pro-rata basis by which the principal amount of this Note bears to all Notes).

If pursuant to the foregoing, the Maturity Date would fall on a day that is not a Business Day (as defined below), the Maturity Date shall be the next succeeding Business Day. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

         (a) Payments of principal and interest on this Note shall be made by check sent to the Holder. All payments will be delivered to the address set forth therefor on the note register described below, and will be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         (b) UTIX shall have the right to prepay all or any part of this Note, together with all interest accrued hereon to the date of such prepayment, at any time or from time to time, without prepayment premium or penalty; provided, that

                (i) if UTIX shall be required to prepay all or any portion of this Note out of the net proceeds of any Equity Financing received on or after November 28, 2004, it shall pay to the Holder of this Note and the holders of all other Notes a prepayment premium in an amount equal to (x) one years interest on the outstanding balance of this Note, at the rate of 15% per annum, less (y) all interest previously paid, and

                (ii) if UTIX shall have voluntarily prepaid the entire principal amount of this Note at any time on or after November 28, 2004, it shall simultaneously with such prepayment pay to the Holder of this Note and the holders of all other Notes a prepayment premium in an amount equal to (x) one years interest on the outstanding balance of this Note, at the rate of 15% per annum, less (y) all interest previously paid.

         All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

         (c) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. UTIX hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

         3. CONVERSION. This Note shall not be convertible into Common Stock or other securities of UTIX.

         4. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

         (a) A default in the payment of the principal of or interest on this Note, when and as the same shall become due and payable, which default shall continue for a period of three Business Days after the date fixed for the making of such payment.

         (b) A failure to perform or observe any material covenant or agreement contained in the Purchase Agreement, this Note or the Security
Agreement within 10 Business Days after the giving of notice by the Holder of such failure.

         (c) The entry of a decree or order by a court having jurisdiction adjudging UTIX bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of UTIX, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or the commencement by UTIX of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestration or similar official of UTIX or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by UTIX in furtherance of any such action.

         5.     REMEDIES UPON DEFAULT.

         (a) Upon the occurrence, and during the continuance, of an Event of Default specified in Section 4(a) or (b), the Holder of this Note may declare all or any part of the unpaid principal amount of this Note, and all interest accrued and unpaid thereon, to be immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by UTIX.

         (b) Upon the occurrence of an Event of Default specified in Section 4(c), all of the principal amount then outstanding of, and all interest accrued and unpaid on, the Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by UTIX.

         (c) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of UTIX.

         6.     REGISTRATION AND TRANSFER.

         (a) UTIX shall maintain books for the registration and transfer of the Notes.

         (b) Prior to due presentment for registration of transfer of this Note, UTIX may deem and treat the registered Holder as the absolute owner thereof. UTIX shall be entitled to treat the registered holder of any Note on the note register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of the Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced.

         (c) This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Holders are entitled to the benefits of the Purchase Agreement, which provides, among other things, for certain registration rights and certain restrictions on the disposition of the Notes and the Warrant Shares, and each Holder, by acceptance of a Note, accepts the restrictions and other provisions of the Purchase Agreement. Without limiting the foregoing, no Holder may make any disposition of this Note unless:

                (i) each transferee is an accredited investor, as such term is defined in Regulation D promulgated under the Securities Act, and has delivered certification thereof to UTIX, reasonably satisfactory to UTIX; and

                (ii) (A) each transferee has agreed in writing to be bound by the terms of this Note and the Purchase Agreement, (B) the Holder shall have notified UTIX of the proposed disposition and shall have furnished UTIX with a detailed statement of the circumstances surrounding the proposed disposition, and (C) the Holder shall have furnished UTIX with an opinion of counsel (with the costs of obtaining such opinion borne by UTIX), which counsel and opinion are reasonably satisfactory to UTIX, that this Note has been registered under the Securities Act or that such registration is not required.

         (d) Each Note shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under other applicable securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),

         AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

         (e) UTIX shall register upon its books any permitted transfer of this Note, upon surrender of same to UTIX with a written instrument of transfer, in the form attached as Exhibit A, duly executed by the registered Holder or by a duly authorized attorney thereof and (unless being transferred to UTIX) by the transferee or by a duly authorized attorney thereof, together with such other documents as may be required for such transfer as provided above. Upon any such registration of transfer, new Note(s) shall be issued to the transferee(s) and the surrendered Note shall be canceled by UTIX. This Note may also be exchanged, at the option of the Holder, for new Notes representing in the aggregate the principal amount of this Note then outstanding.

         (f) Upon receipt by UTIX of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Note and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to UTIX, or, in the case of mutilation, upon surrender and cancellation of the mutilated Note, UTIX shall execute and deliver in lieu thereof a new Note representing the principal amount of such Note then outstanding.

         7.     MISCELLANEOUS.

         (a) This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

         (b) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to UTIX, at its address at UTIX Group, Inc., 170 Cambridge Street, Burlington, MA 01803, Attention:
President and Chief Executive Officer, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(b). Any notice shall be deemed given at the time of receipt thereof.

         (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

         IN WITNESS WHEREOF, UTIX has caused this Note to be executed and dated the day and year first above written.

                                           UTIX GROUP, INC.


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT A
                               FORM OF ASSIGNMENT

   (To be executed by the registered holder if such holder desires to transfer the attached Note)

         FOR VALUE RECEIVED, ______________________ (the "Holder") hereby sells, assigns, and transfers unto

                     Name
                          ------------------------------------

                     Address
                             ---------------------------------

                     -----------------------------------------

                     -----------------------------------------

                     Social Security or Tax Identification Number

                     -----------------------------------------

______ Notes, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ attorney to transfer such Note on the books of UTIX Group, Inc. ("UTIX"), with full power of substitution.

Dated:
       -----------------

                        --------------------------------------------------------
                        Name of Holder


                        --------------------------------------------------------
                        Signature



                        --------------------------------------------------------
                        If executed in a representative or fiduciary capacity, print name and title of individual executing this notice on behalf of the Holder.

                        NOTE: The above signature should correspond exactly with the name on the first page of the attached Note.


                        --------------------------------------------------------
                        Social Security or Tax Identification Number of Holder

                        Address of Holder:

                        --------------------------------------------------------

                        --------------------------------------------------------

         The undersigned transferee, by execution hereof, (i) represents and warrants to UTIX that (a) such transferee is an accredited investor, and agrees to provide such evidence thereof as may be reasonably requested by UTIX, (b) the undersigned is acquiring the Note, and will acquire any shares of Common Stock (as defined in the Note) issued in conversion thereof, for investment and without a view to a distribution other than pursuant to a registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom, and (c) the name, address, and social security or tax identification number of the undersigned is as set forth above, and (ii) agrees to be bound by the terms of the Note and the Purchase Agreement (as defined in the Note).

Dated: _________________

                                ------------------------------------------------
                                Name of Transferee

                                ------------------------------------------------
                                Signature

                                ------------------------------------------------
                                If executed in a representative or fiduciary capacity, print name and title of individual executing this notice on behalf of the transferee.

NOTE: The above signature should correspond exactly with the name set forth above.

                                 SCHEDULE 1.1.18

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

                                UTIX GROUP, INC.
                                     WARRANT

Warrant No. ________                    Date of Original Issuance:  May 21, 2004



         Utix Group, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, _____________________________ or his, hers, or its registered assigns (the "HOLDER"), is entitled to purchase from the Company up to a total of _____________________shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES") at an exercise price equal to thirty-five cents ($0.35) per share (as adjusted from time to time as provided in Section 9, the "EXERCISE PRICE"), at any time and from time to time from and after the date hereof and through and including May 21, 2009 (the "EXPIRATION DATE"), and subject to the following terms and conditions:

         1. DEFINITIONS. The Warrants evidenced hereby are part of the issue of warrants entitling the Holders thereof to purchase up to ____________ shares of Common Stock of the Company that are being issued pursuant to the terms of that certain Securities Purchase Agreement, among UTIX, Great Court Capital, LLC and the purchasers named therein, dated as of May 21, 2004 (the "SECURITIES PURCHASE AGREEMENT"). Capitalized terms used and not otherwise defined herein have the meanings as defined in the Securities Purchase Agreement.

         2. REGISTRATION OF WARRANT; TRANSFERS. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Holders are entitled to the benefits of the Securities Purchase Agreement, which provides, among other things, for certain registration rights and certain restrictions on the transfer of the Warrants and the Warrant Shares, and each Holder, by acceptance of a Warrant, accepts the restrictions and other provisions of the Securities Purchase Agreement.

         3. REGISTRATION OF TRANSFERS. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "NEW Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

         4.     EXERCISE AND DURATION OF WARRANTS; RIGHT TO REDEEM WARRANT.

                (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, provided, that if the closing sales price of the Common Stock on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 6:30 P.M. New York City time on the Expiration Date. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.

                (b) Commencing on a date that shall be one (1) year from the effective date of the Registration Statement and prior to the Expiration Date, the Company shall have the right to redeem and repurchase this Warrant, together with all other outstanding Note Warrants and Share Warrants issued to the Note Purchasers and Share Purchasers, upon sixty (60) days prior written notice to the Holder and all other holders of the Warrants (the "REDEMPTION NOTICE"), for a redemption price of $0.001 per Warrant Share (the "REDEMPTION Price"); provided, that:

                        (i) as at the date of the Redemption Notice and for the sixty (60) days thereafter (the "REDEMPTION PERIOD") (A) all of the Registrable Securities shall have been registered for resale under the Securities Act of 1933, as amended, (B) a registration statement on Form S-1 or other applicable form for registering securities shall be current, and (C) no stop order or other restriction on resale of the Registrable Securities shall then be in effect;

                        (ii) as at the date of the Redemption Notice and throughout the Redemption Period, the Company's Common Stock shall trade on an Eligible Market;

                        (iii) for the thirty (30) Trading Days immediately prior to the date of the Redemption Notice and during the Redemption Period, the average of the closing prices of the Company's Common Stock as traded on an Eligible Market, shall be not less than two hundred percent (200%) of the Exercise Price then in effect; and

                        (iv) for the sixty (60) Trading Days immediately prior to the date of the Redemption Notice, the average daily dollar amount of shares of Company Common Stock that shall trade on such Eligible Market shall be not less than $75,000.

Notwithstanding the foregoing, even if all of the above conditions to the Company's right to redeem and repurchase this Warrant shall have been satisfied, the Holder of this Warrant and the holders of any of the other Note Warrants or Share Warrants shall have the right, at any time during the Redemption Period or thereafter if the Company shall not have redeemed such Warrants at the expiration of the sixty (60) day Redemption Period to exercise this Warrant and any other outstanding warrants at the Exercise Price then in effect.

On a day which shall be not more than three (3) Business Days following the expiration of the sixty (60) day Redemption Period, the Company shall tender the Redemption Price to the Holder of this Warrant in immediately available funds or by check; failing which the Company's right to redeem this Warrant shall expire and be of no further force or effect.

         5.     DELIVERY OF WARRANT SHARES.

                (a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Securities Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A "DATE OF EXERCISE" means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

                (b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

                (c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "BUY-IN"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

         6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         7. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

         8. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, shall be duly and validly authorized, issued and fully paid and nonassessable.

         9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

                (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9(a) occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

                (b) FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (1) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental
Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9(b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                (c) In case the Company shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities, issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 9(a) or 9(b) above, or (ii) upon exercise of the Warrants, at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Exercise Price (as hereinafter defined) per share of Common Stock in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction,
(1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus
(B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such Exercise Price, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities, shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities, to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants, or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Exercise Price shall forthwith be readjusted (but only with respect to Warrants exercised or converted after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities, been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants, or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion, or exchange of such convertible or exchangeable securities, or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price, as then in effect, shall forthwith be readjusted (but only with respect to Warrants exercised or converted after such change) to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such rights, options, or warrants not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 9(c) shall be as determined in good faith by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                (d) For the purposes of this Agreement, "EXERCISE PRICE" shall mean the Exercise Price, as adjusted from time to time as provided in this
Section 9; provided, however, that notwithstanding anything to the contrary, express or implied, contained in this Agreement, the Exercise Price shall be subject to reduction to the lowest price per share of Common Stock that may be sold by the Company as is contemplated by Section 4.9(a)(i) or Section 4.9(b)(v) of the Securities Purchase Agreement.

                (e) NUMBER OF WARRANT SHARES. Simultaneously with any adjustment to the Exercise Price pursuant to Sections 9(a), 9(b) or 9(c), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                (f) CALCULATIONS. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                (g) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

                (h) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii)
authorizes a repurchase of Common Stock or the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

                (i)  SUCCESSIVE  ADJUSTMENTS  AND  CHANGES.  The  provisions  of
Section 9 shall similarly apply to successive dividends, subdivisions, combinations, and distributions, to successive consolidations, mergers, sales, leases, or conveyances, and to successive reclassifications, changes of shares of Common Stock and issuances of Common Stock, warrants, options or other rights to subscribe for or purchase Common Stock, or securities convertible into Common Stock. If applicable, appropriate adjustment, as determined in good faith by the Company's Board of Directors, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions of Section 9 shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant.

                (j) PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price only in cash in immediately available funds; provided, that if, and only if, the Company shall have realized cumulative gross proceeds of $4,500,000 or more from any equity financing(s) consummated on or before May 21, 2005, then and in such event the Holder may, at his or its option, notify the Company in an Exercise Notice of its election to utilize a cashless exercise. If the Holder shall have the right and shall elect to effect such cashless exercise, the Company shall issue to the Holder the number of Warrant Shares equal to the product of (i) the number of Warrant Shares as to which such Warrants are being exercised multiplied by (ii) a fraction, the numerator of which is the Fair Market Value of the Common Stock less the Exercise Price and the denominator of which is such Fair Market Value. The Fair Market Value shall be defined as the closing bid price of the Company's Common Stock on the Trading Day immediately preceding the date on which the Exercise Notice annexed to such Warrant Certificate as to such exercise is deemed to have been sent to the Company pursuant to Section 12 hereof. Notwithstanding the foregoing, the Holder's obligation to pay cash in connection with his or its exercise of this Warrant shall be subject to the effectiveness of a current registration statement covering the Warrant Shares.

         10. LIMITATIONS ON EXERCISE. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This restriction may not be waived.

         11. NO FRACTIONAL SHARES. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing bid price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

         12. NOTICES. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to the contact information set forth on the Company's signature page to the Securities Purchase Agreement, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         13. WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         14.    MISCELLANEOUS.

                (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated ("PROCEEDINGS") (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced non-exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                      UTIX GROUP, INC.



                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                       UTIX GROUP, INC. -- EXERCISE NOTICE

Exercise Notice for Warrant No: ________

The undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above captioned Warrant, and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:


                     ---------------------------------------

                     ---------------------------------------

                    ----------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

                               Dated:
                                     -------------------------------------------

                               By:
                                  ----------------------------------------------
                                        Print Name


                               -------------------------------------------------
                               Signature

Address:

------------------------------------

------------------------------------

------------------------------------

                           WARRANT SHARES EXERCISE LOG

--------------------------------------------------------------------------------------------------------
Date                  Number of Warrant Shares     Number of Warrant Shares        Number of Warrant
                      Available to be Exercised    Exercised                       Shares Remaining to
                                                                                   be Exercised
--------------------------------------------------------------------------------------------------------














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

                                UTIX GROUP, INC.

                               FORM OF ASSIGNMENT


           [To be completed and signed only upon transfer of Warrant]

Warrant No: ____________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:   _______________, ____

                                ------------------------------------------------
                                (Signature must conform in all respects to name of holder as specified on the face of the Warrant)



                                ------------------------------------------------
                                Address of Transferee



                                ------------------------------------------------

                                ------------------------------------------------


In the presence of:


--------------------------

                                                                 Schedule 1.1.27

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is made this 21st day of May 2004, by and between UTIX GROUP, INC., a Delaware corporation (the "Debtor"), and GREAT COURT CAPITAL LLC (the "Secured Party"), as Agent for itself and such other persons or entities (collectively, the "Note Purchasers" and each individually, a "Note Purchaser") that are or become parties to that certain Securities Purchase Agreement, dated as of May 21, 2004 (as amended or in effect from time to time, the "Purchase Agreement"), by and among the Debtor, the Note Purchasers, and the Secured Party.

                                    RECITALS

         A. Pursuant to the Purchase Agreement, the Note Purchasers have agreed to purchase from the Debtor 15% Senior Secured Promissory Notes (the "Notes") in the aggregate principal amount of up to $1,250,000.

         B. The Debtor has agreed to issue the Notes and enter into this Agreement to induce the Note Purchasers to purchase the Notes from the Debtor.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 "Accounts", "Account Debtors", and "Proceeds" shall each have the meaning set forth in the Uniform Commercial Code.

         1.2 "Collateral" shall mean all of the Debtor's right, title and interest in and to the following properties, assets and rights of the Debtor, wherever located, whether now owned or existing or hereafter acquired or arising:

                           (a) All personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto and all farm products and proceeds thereof), instruments (including promissory notes), documents, accounts (including health-care insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights

         (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles); and

                  (b) All proceeds of every kind and nature and in whatever form, including, without limitation, both cash and non-cash proceeds resulting or arising from the rendering of services by the Debtor or the sale or other disposition of inventory or other collateral and all products thereof.

         1.3    "Event of Default" shall mean any event of default set forth in
Article VI.

         1.4    "Obligations" shall have the meaning set forth in Article II.

         1.5 "Security Interest" shall mean the interest in the Collateral granted by the Debtor to the Secured Party in this Agreement.

         1.6    "U.C.C." shall mean the Uniform Commercial Code.

         1.7 "Uniform Commercial Code" shall mean the Uniform Commercial Code as presently enacted in the Commonwealth of Massachusetts as the same may be amended from time to time.

All terms defined by the U.C.C. and used herein shall have the same meanings herein as specified therein. All other capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Notes and the Purchase Agreement.

                                   ARTICLE II
                               SECURITY INTERESTS

         2.1 To secure the payment of the principal sum and interest evidenced by the Notes and the payment, performance and discharge of each and every obligation of the Debtor under this Agreement, the Notes and the Purchase Agreement (the "Obligations"), the Debtor hereby grants to the Secured Party a continuing, Security Interest in the Collateral. The Security Interest of the Secured Party in and to the Collateral shall be and shall represent:

                (a) subject only to the exception set forth in Section 6.1 hereof, a senior and first priority lien and Security Interest on the Collateral with respect to $1,405,000 of the (i) $470,000 outstanding 9% convertible notes of the Company due 2006; (ii) $1,175,000 outstanding amount of 7% bridge notes of the Company due November 2004; and (iii) $260,000 of outstanding 10% notes of the Company due 2005 (collectively, the "Existing Notes"); it being agreed that the holders of not less than $1,405,000 principal amount of such Existing Notes shall on or before the "Subordination Agreements Delivery Date" (as hereinafter defined) execute and deliver subordination agreements in form and content reasonably satisfactory to counsel to Purchasers (the "Subordination Agreements"), pursuant to which such Existing Notes shall be made fully subject and subordinated to the payment in full of the Obligations; and

                (b) a second priority lien and Security Interest, subordinated only to the remaining $500,000 principal amount of Existing Notes.

The Secured Party acknowledges the Debtor does not presently have, but shall undertake to obtain duly executed Subordination Agreements from the holders of not less than $1,405,000 principal amount of such Existing Notes on a date that shall be not later than May 31, 2004 (the "Subordination Agreements Delivery Date"). The Secured Party further acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Debtor's compliance with Section 3.5.

                                   ARTICLE III
                        PERFECTION OF SECURITY INTERESTS

         3.1 The Debtor agrees to cooperate and join, at its expense, with the Secured Party in taking such steps as are reasonably necessary, in the Secured Party's judgment, to perfect or continue the perfected status of the Security Interest granted hereunder, including, without limitation, the delivery of any financing statements, amendments thereto and continuation statements, the obtaining of landlords' and mortgagees' waivers reasonably required by the Secured Party, the notation of encumbrances in favor of the Secured Party on certificates of title, and the execution and filing of any collateral assignments and any other instruments reasonably requested by the Secured Party to perfect its Security Interest in any and all of the Collateral.

         3.2 The Debtor hereby authorizes the Secured Party, at any time and from time to time, to file financing statements, continuation statements and amendments thereto which contain any information required by the U.C.C. for the sufficiency or filing office acceptance of any financing statement, continuation statement, or amendment, including whether the Debtor is an organization, the type of organization, and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statements, continuation statements, or amendments may be filed at any time in any jurisdiction whether or not "Revised Article 9" of the U.C.C. is then in effect in that jurisdiction.

         3.3 The Debtor shall, at any time and from time to time, take such steps as the Secured Party may reasonably require for the Secured Party, (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Secured Party of any third party having possession of any of the Collateral that the third party holds such Collateral for the benefit of the Secured Party, (b) to obtain "control" (as described in the U.C.C.) of any Collateral with any agreements, establishing control to be in form and substance reasonably satisfactory to the Secured Party, and (c) otherwise to ensure the continued perfection and priority of the Secured Party's Security Interest in any of the Collateral and of the preservation of its rights therein.

         3.4 The Debtor shall, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may at any time reasonably require), and authorize the Secured Party to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or of this Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable or that the Secured Party may request, to create, preserve, perfect, continue or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral.

         3.5 If the Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, such writing to be in form and substance satisfactory to the Secured Party.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Debtor represents and warrants as follows:

         4.1 Except for the Security Interest and as set forth in Section 2.1, the Debtor has good and marketable title to, and is the owner of, the Collateral free from any other lien, security interest, claim or encumbrance.

         4.2 Except as set forth in Section 2.1, there is no effective financing statement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office except as may have been filed in favor of the Secured Party pursuant to this Agreement.

         4.3 This Agreement creates a valid security interest of the Secured Party in the Collateral securing payment of the Obligations. Upon the filing of the financing statements with the Delaware Secretary of State, the Secured Party shall, except as provided in Section 2.1, have valid first and prior perfected liens on and Security Interests in the Collateral as to which security interests can be perfected by the filing of a financing statements with the Delaware Secretary of State.

         4.4. Except for the Subordination Agreements contemplated by Section 2.1, no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body, or other person is required for the grant by the Debtor of the Security Interest granted hereby or for the execution, delivery, or performance of this Agreement by the Debtor or for the perfection or exercise by the Secured Party of its rights and remedies hereunder, except filings of financing statements.

         4.5 The Debtor is a corporation organized under the laws of the State of Delaware. The Debtor's exact legal name is as set forth in the first paragraph of this Agreement.

         4.6    The places of business of the Debtor are as set forth in
Schedule 4.6. If the Debtor has more than one place of business, the chief executive offices of the Debtor are at the address set forth in Schedule 4.6 or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5.7.

         4.7 The locations of the offices where the Debtor maintains its books and records concerning the Collateral are as set forth in Schedule 4.7 or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5.7.

                                    ARTICLE V
                                    COVENANTS

         The Debtor agrees and covenants as follows:

         5.1 The Debtor shall preserve its corporate existence and shall not, either in one transaction or a series of transactions, merge into or consolidate with any entity or change its corporate name.

         5.2 The Collateral shall remain in the possession or under the control of the Debtor (except for sale or replacement in the ordinary course of business) and shall not be used for any unlawful purpose. The Collateral shall not be misused, abused, wasted, or allowed to deteriorate, ordinary wear and tear and insured casualty excepted. The Debtor shall keep the Collateral, as appropriate and applicable, in good condition and repair (ordinary wear and tear and insured casualty excepted), and shall clean, shelter, and otherwise deal with the Collateral in all such ways as are considered normal practice by owners of like property.

         5.3 The Debtor shall have and maintain insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as the Secured Party may reasonably require, containing such terms, in such amounts (not exceeding replacement value), in such form for such periods and written by such companies as may be reasonably satisfactory to the Secured Party, such insurance to be payable to the Secured Party for the ratable benefit of the holders of the Notes and to the Debtor as their interests may appear. Upon request, Debtor shall utilize commercially reasonable efforts to cause all policies of insurance to provide for 30 days' minimum written notice to the Secured Party of cancellation or material change, and upon request the Debtor shall furnish the Secured Party original policies of insurance or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions.

         5.4 The Debtor shall defend the Collateral against the claims and demands of all other parties, including, without limitation, defenses, setoffs, claims, and counterclaims asserted against the Debtor or Secured Party; shall keep the Collateral free from all security interests or other encumbrances, except as set forth in Section 2.1 and for the Security Interest created hereby; and shall not sell, transfer, lease, assign, deliver, or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Secured Party, except that the Debtor may in the ordinary course of its business sell assets which are not material.

         5.5 The Debtor shall promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith and diligently by the Debtor.

         5.6 The Debtor shall promptly notify the Secured Party in writing of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

         5.7 The Debtor shall maintain complete and accurate books and records concerning the Collateral at its offices set forth in Schedule 4.7, or at such other place or places of business as the Secured Party may approve in writing. The Debtor shall hold and preserve such records and shall, upon reasonable notice, permit representatives of the Secured Party at any time during normal business hours (but not so as to materially interfere with the business of the Debtor) to examine and inspect the Collateral and to make abstracts from or copies of such records and shall furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         The existence or occurrence of any one or more of the following events shall constitute an Event of Default:

         6.1 The Debtor shall fail to deliver duly executed Subordination Agreements from the holders of not less than $1,405,000 principal amount of Existing Notes by the Subordination Agreements Delivery Date; provided, that the failure or refusal (after request by the Debtor) of any of The Rubin Family Irrevocable Stock Trust, Charles Warshaw Family Limited Partnership, Mark and Jolene Bolendar or Norman Friedman to execute and deliver such Subordination Agreements shall not be deemed to be an Event of Default hereunder;

         6.2 The Debtor fails to perform or observe any other covenant or agreement contained in this Agreement within 10 days after the giving of notice by the Secured Party of such default;

         6.3 Any representation or warranty of the Debtor contained in this Agreement, or in any certificate or other writing delivered by the Debtor pursuant to this Agreement, proves to have been incorrect in any material respect; or

         6.4 The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in the Notes or the Purchase Agreement) under the Notes or the Purchase Agreement, as applicable.

                                   ARTICLE VII
                         REMEDIES UPON EVENT OF DEFAULT

         Upon the occurrence of an Event of Default that remains uncured:

         7.1 The Secured Party may exercise all the rights and remedies of a Secured Party under the U.C.C. and all applicable law and, with respect to Accounts, the rights provided in Article IX hereof. In addition, the Secured Party may, without notice to the Debtor, (a) set off all or any part of the Collateral against the Obligations, (b) apply the cash, if any, then held by it as Collateral in the manner set forth in Article X, and (c) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full upon 10 days' prior written notice to the Debtor, sell the Collateral, or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may reasonably deem satisfactory.

         7.2 The Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place within Massachusetts to be designated by the Secured Party which is reasonably convenient to the Secured Party.

         7.3 Any holder of the Notes may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is subject to widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale, the Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right or redemption of the Debtor. The Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

         7.4 The Secured Party shall give the Debtor 10 days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange, which notice period is deemed by the Debtor and by the Secured Party to be commercially reasonable. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and in case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, shall first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

         7.5 The Secured Party may sell the Collateral without giving any warranties of any kind. The Secured Party may specifically disclaim any warranties of title or the like and warranties of fitness and merchantability. The disclaimer of warranties by the Secured Party shall not be deemed to affect adversely the commercial reasonableness of any disposition of the Collateral.

         7.6 The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                                  ARTICLE VIII
              RIGHT OF SECURED PARTY TO USE AND OPERATE COLLATERAL

         During the existence of an Event of Default, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, use, operate, manage or control the same. Upon taking possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions, and improvements to and of the Collateral as the Secured Party may reasonably deem proper. The Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall reasonably deem best, including the right to enter into any agreements with respect to the leasing or operation of the Collateral or any part thereof, and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues, and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues, and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions, and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance, and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provisions of this Agreement (including reasonable attorneys' fees). The remainder of such rents, issues, profits, fees, revenues, and other income shall be applied to the payment of the Obligations in such order of priority as the Secured Party shall determine (subject to the provisions of Article X).

                                   ARTICLE IX
                                POWER OF ATTORNEY

         After an Event of Default that remains uncured, upon demand by the Secured Party for payment of the Obligations in full or acceleration of the Obligations by any holder of the Notes, the Debtor does hereby irrevocably make, constitute and appoint the Secured Party and any of its officers, employees or agents as the true and lawful attorneys of the Debtor with power to:

         9.1 sign the name of the Debtor on any notice or other similar document which, in the Secured Party's opinion, must be filed to perfect or continue perfected the Security Interests;

         9.2 receive, endorse, assign and deliver, in the name of the Debtor or in the name of the Secured Party, all checks, notes, drafts and other instruments relating to any Collateral and to notify postal authorities to change the address for delivery of mail to such address as the Secured Party may designate;

         9.3 notify all or any Account Debtors of the Security Interest created hereby and direct such Account Debtors to make all payments on the Collateral to, or as directed by, the Secured Party; and

         9.4 do all other things reasonably necessary to carry out the provisions of this Agreement.

The Secured Party shall not be liable for any act of commission or omission, except for its own gross negligence or willful misconduct. This power of attorney is coupled with an interest and is irrevocable so long as this Agreement is in effect.

                                    ARTICLE X
                     APPLICATION OF COLLATERAL AND PROCEEDS

         10.1 The proceeds of any disposition of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

                  10.1.1 first, to pay the expenses of such disposition or other realization, including reasonable expenses of the Secured Party and its agents, attorneys' fees, costs, and expenses reasonably incurred in enforcing the Obligations and the Security Interest, and all expenses, liabilities and advances reasonably incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Article XI;

                  10.1.2 second, to the payment of the amount then owing or unpaid on the Notes, with application to be made first to the unpaid interest thereon, and second, to the unpaid principal thereof; and

                  10.1.3 third, to the payment of the balance or surplus, if any, to the Debtor, its successors and assigns, or to whomever may be lawfully entitled to receive the same.

         If the Secured Party sells any of the Collateral upon credit, the Debtor shall receive credit only when payments are actually made by the purchaser, received by the Secured Party and applied to the Obligations.

                                   ARTICLE XI
                         EXPENSES; SECURED PARTY'S LIEN

         The Debtor shall promptly upon demand pay to the Secured Party:

         11.1 the amounts of any taxes, assessments or other amounts which the Secured Party may have been required to pay to free any of the Collateral from any lien thereon; and

         11.2 reasonable fees and disbursements of its counsel and of any agents which the Secured Party may incur in connection with the collection, sale or other disposition of any of the Collateral or any Event of Default on the Debtor's part hereunder.

                                   ARTICLE XII
             TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL

         Upon the repayment and performance in full, or other extinguishment, of all the Obligations the Security Interest shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the Security Interest or release of the Collateral, the

Secured Party shall execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 This Agreement and the Schedules hereto set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements among them concerning such subject matter.

         13.2 Any provisions of this Agreement may be modified, amended, or waived if, but only if, such modification, amendment or waiver is in writing and is signed by the Debtor and the Secured Party.

         13.3 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail, or similar overnight delivery or courier service, or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given,

                (a)     if to the Debtor:

                        UTIX Group, Inc.
                        170 Cambridge Street
                        Burlington, MA 01803
                        Attn:  Anthony G. Roth, President
                        Facsimile No. (781) 229-8886

                        with a copy to:

                        Stephen A. Weiss, Esq.
                        Gersten Savage Kaplowitz Wolf & Marcus, LP
                        101 East 52nd Street
                        New York, NY 10022
                        Facsimile No. 212-980-5192

                (b)     if to the Secured Party:

                         ------------------------

                         ------------------------

                         ------------------------
                         Attn:
                               ------------------
                         Facsimile No.
                                       ----------
                         with a copy to:

                         ------------------------

                         ------------------------

                         ------------------------

                         ------------------------

                         Facsimile No.
                                       ----------


         or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13.3. Any notice shall be deemed given at the time of receipt thereof.

         13.4 Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The rights, powers, and remedies of the Secured Party provided in this Agreement are cumulative and not exclusive of any right, power, or remedy provided by law or equity.

         13.5 No party may sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement, except as hereinafter provided, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective permitted successors and assigns. Nothing herein shall restrict any Note Purchasers from assigning his, her or its rights under this Agreement to any permitted transferee of such Note Purchasers's Notes. Any attempted sale, assignment, transfer, conveyance, or delegation in violation of this Section 13.5 shall be void. The provisions of this Agreement shall inure to the benefit of each indemnified party and its successors and assigns.

         13.6 If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect.

         13.7 The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         13.8 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.9 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                DEBTOR:
                                UTIX GROUP, INC.



                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                SECURED PARTY:


                                -----------------------------------------------,
                                as Agent for the Note Purchasers


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                                               Schedule 2.1.2(b)

                 GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS, LLP
                               101 EAST 52 STREET
                                    9TH FLOOR
                            NEW YORK, NEW YORK 10022
                               TEL: (212) 752-9700
                               FAX: (212) 980-5192

                                                                    May 21, 2004

New York Holdings, Ltd.
Sol Kest, Robert Kornstein,
Avner Maloul, Avner Lowy and
Great Court Capital, LLC
c/o Great Court Capital LLC
380 Madison Avenue
New York, NY 10017

           RE: SALE OF 15% SENIOR SECURED NOTES OF UTIX GROUP, INC.

Gentlemen:

We have acted as special counsel to Utix Group, Inc, a Delaware corporation (the "COMPANY"), in connection with that certain securities purchase agreement, dated of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), among the Company, Great Court Capital, LLC, a New York limited liability company ("GREAT COURT"), and the other purchasers party thereto (collectively with Great Court, the "PURCHASERS").

           This opinion is being delivered to the Purchasers at the request of the Company pursuant to Section 2.1.2(iii) of the Securities Purchase Agreement, and is given with its consent. Terms are used herein as defined in the Securities Purchase Agreement, unless otherwise defined herein.

           In rendering the following opinions, we have assumed that the representations and warranties made by the Purchasers in the Transaction Documents (as defined below) are true and correct. Whenever an opinion herein is qualified by the phrase "to our knowledge" or similar phrases, such opinion is based solely on the actual knowledge of the attorneys in this firm who are currently involved in the substantive legal representation of the Company in this transaction and, while such attorneys have not been informed by the Company that the matters stated are factually incorrect, we have made no independent investigation of such matters.


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Great Court Capital, LLC, et. al.
May 21, 2004
Page 2

         In rendering the opinions expressed below, we have reviewed the following instruments, documents and agreements, each of which is dated the date of this opinion:

     o    The Securities Purchase Agreement;

     o    The Warrants;

     o    The Notes; and

     o    The Security Agreement.



The Securites Purchase Agreement, the Warrants, the Notes and the Security Agreement are collectively referred to herein as the "TRANSACTION DOCUMENTS").

         In addition to the Transaction Documents, in rendering our opinion, we have also examined and relied upon:

     o a certified copy dated May [ ], 2004, of the Articles of Incorporation of the Company from the Delaware Secretary of State (the "ARTICLES OF INCORPORATION");

     o    a  certified  copy of the  Bylaws of the  Company  effective  [ ] (the
          "BYLAWS");

     o a certificate of good standing dated May [ ], 2004 for the Company from the Massachusetts Secretary of the Commonwealth; and

     o Consent and resolutions dated [ ], 2004 of the board of directors of the Company;

     o The active shareholder report of [ ], the transfer agent of the Company, as of May [ ], 2004 (the "TRANSFER AGENT REPORT"); and

     o Periodic reports filed by the Company under the Securities and Exchange Act of 1934, as amended (collectively, the "PUBLIC FILINGS").

         Based  upon  and  subject  to  the   foregoing,   and  subject  to  the
assumptions, qualifications and limitations stated in this opinion letter, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own its properties and assets and to conduct its business as currently conducted.


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Great Court Capital, LLC, et. al.
May 21, 2004
Page 3

         2. The Company has the corporate power to execute, deliver and perform the Transaction Documents. The Transaction Documents have been duly executed, have been authorized by all requisite corporate action by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies.

         3. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

                  (a) conflict  with or violate the  provisions of the Company's
articles  of  incorporation  or  bylaws  or  other   organizational  or  charter
documents, as applicable; or

                  (b) to the best of our knowledge, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject or by which any property or asset of the Company is bound or affected.

         4. The Notes, Warrants and Warrants Shares have been duly authorized and, when issued, and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens and shall not be subject to preemptive rights or similar rights of stockholders.

         For purposes of the foregoing opinions, we have assumed all of the following:

     o    the legal capacity of each natural person;

     o the legal existence of all parties to the transaction, other than the Company;

     o the power and authority of each person, other than the Company or person(s) acting on behalf of the Company, to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

     o the authorization, execution and delivery by each person, other than the Company or person(s) acting on behalf of the Company, of each document executed and delivered or to be executed and delivered by such person;

     o the legality, validity, binding effect and enforceability as to each person, other than the Company, or person(s) acting on behalf of the Company, of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person;


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Great Court Capital, LLC, et. al.
May 21, 2004
Page 4

     o the payment of all required documentary stamps, taxes and fees imposed upon the execution, filing or recording of documents;

     o there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of these opinions and no undisclosed prior waiver of any right or remedy contained in any of the documents;

     o the genuineness of each signature, other than that of the Company, or person(s) acting on behalf of the Company, the completeness of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

     o the accuracy on the date of the opinion letter as well as of the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;

     o Great Court Capital, LLC and other parties to the Transaction Documents, other than the Company, have acted in good faith, without notice of adverse claims, and have complied with all laws applicable to them that affect the transaction;

     o the transaction complies with all tests of good faith, fairness and conscionability required by law;

     o routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce any agreements in connection with the transaction;

     o all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published (E.G., reported court decisions and the specialized reporting services of BNA, CCH and
          Prentice-Hall) or otherwise generally accessible (E.G., LEXIS or WESTLAW) in each case in a manner generally available (I.E., in terms of access and distribution following publication) to lawyers practicing in our judicial circuit;

     o agreements related to the transaction (other than the Transaction Documents) will be enforced as written;

     o no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law;


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Great Court Capital, LLC, et. al.
May 21, 2004
Page 5

     o there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to those documents;

     o with respect to the transaction and the Transaction Documents, there has been no mutual mistake of fact and there exists no fraud or duress;

     o the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult; and

     o the Transaction Documents have been duly executed and delivered by the parties thereto, other than by the Company.

         We have made no assumptions other than those expressly set forth in this opinion letter.

         Notwithstanding the foregoing, we do not express any opinion concerning the following types of laws: usury laws; Federal Reserve Board margin regulations; pension and employee benefit laws and regulations such as ERISA; Federal and state antitrust and unfair competition laws and regulations; Federal and state regulations concerning filing requirements other than filing requirements applicable to filings related to articles of incorporation, articles of merger, financing statements and the like; compliance with fiduciary duty requirements; Federal and state laws and regulations concerning the priority of security interests; Federal and state laws and regulations concerning the priority or enforcement of security interests; Federal and state environmental laws and regulations; Federal and state land use laws and regulations; and local laws (including statutes, administrative decisions, and rules and regulations of county, municipal and political subdivisions).

         This opinion letter is furnished to you by us, as special counsel to the Company, and is rendered solely in connection with the transaction to which this opinion letter relates. This opinion letter may be relied upon by you only in connection with this transaction and may not be relied upon by any other person without our prior written consent.

         This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

         We are admitted to practice in the State of New York, and we express no opinion herein as to any matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation law and the federal laws of the United States.


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Great Court Capital, LLC, et. al.
May 21, 2004
Page 6

         This opinion letter is rendered as of the date hereof. We disclaim any obligation to advise you of any changes that thereafter may be brought to our attention.

                                                     Sincerely yours,

                                                     GERSTEN SAVAGE KAPLOWITZ
                                                     WOLF & MARCUS, LLP


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                                 SCHEDULE 3.1.6
                            UTIX GROUP CAPITALIZATION

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

The authorized capital stock of Utix Group, Inc. (the "Company") consists of 60,000,000 shares, of which

         (a) 50,000,000 are shares of Common Stock, par value $0.001 per share, 17,468,391 shares of which are issued and outstanding as of March 31, 2004, and, on a pro forma basis, 29,111,248 shares shall be outstanding, giving effect to (i) the offer and sale of all 12,000,000 shares of Common Stock under a registration statement on Form SB-2 in connection with the U.S. Common Stock Offering, (ii) the issuance of 1,142,857 shares to SD Partners under an advisory agreement of even date, and (iii) the repurchase and cancellation in May 2004 of 1,500,000 shares of Common Stock by the Company from a stockholder;

         (b) 10,000,000 of which are shares of preferred stock, par value $.001 per share of which no shares are issued and outstanding.

Since March 31, 2004, the Company has engaged in the following transaction for the repurchase of its Common Stock

In May 2004, the Company repurchased 1,500,000 shares of its Common Stock from Joel Pensley, former president and principal stockholder of the Company, and subsequently cancelled such shares.

COMMON STOCK EQUIVALENTS

As partial consideration for the stock repurchase from Mr. Pensley, the Company issued to Mr. Pensley a five-year warrant to purchase up to 750,000 shares of Common Stock at an exercise price of $0.15 per share.

As of March 31, 2004, there were outstanding options and warrants to acquire 2,572,000 and 1,829,688 shares of Common Stock, respectively, and notes convertible into 1,614, 534 shares of Common Stock.

PRINCIPAL STOCKHOLDERS.

Reference is made to the draft of Amendment No. 2 to the Company's registration statement in connection with the U.S. Common Stock Offering to be filed with the SEC following the Initial Notes Closing Date.

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                          SCHEDULE 3.1.12 CERTAIN FEES

The Company has agreed to pay the following finders' fees:

         (a) To Great Court Capital LLC - a cash finders fee equal to 10% of the gross proceeds received from the sale of the Notes, up to a maximum of $100,000 in the aggregate; payable in pro rata amounts on the Initial Notes Closing Date and the Final Notes Closing Date.

         (b) To William Hayde - a five year warrant to purchase up to 500,000 shares of Company Common Stock at an exercise price of $0.25 per share, and containing substantially the same terms and conditions as the Warrants issued to the Purchasers.

                       3.1.16 EXISTING REGISTRATION RIGHTS

The Company has granted registration rights to the following persons:

Joel Pensley, with respect to 970,000 shares of common stock of the Company and 750,000 shares underlying warrants. The Company has agreed to file a registration statement with the SEC for such shares within 30 days after the effective date of the registration on Form SB-2 filed on April 12, 2004 with the SEC. Mr. Pensley has agreed not to effect a public distribution of such securities prior to June 30, 2005; provided that he is permitted to sell up to 10% of his registrable securities every 30 days, commencing on the effective date of the registration statement.

The Company has granted registration rights to other holders of its securities, all of which securities are being registered in the U.S. Common Stock Offering registration statement, but subject to the lock up provisions set forth therein.



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                                  SCHEDULE 4.6

                               PLACES OF BUSINESS

Debtor's sole place of business is located at 170 Cambridge Street, Burlington, MA 01803-2933















                                       1
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                                  SCHEDULE 4.7

                          LOCATION OF BOOKS AND RECORDS

Debtor's books and records are located at 170 Cambridge Street, Burlington, MA 01803-2933














                                       1

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                               4.7 USE OF PROCEEDS



The net proceeds from the sale of the Notes, net of transaction costs and expenses, will be used solely to (a) provide a security deposit to DISCOVER/Novus under its escrow and payment account arrangements to, and (b) to purchase additional inventories of gift tickets and packaging; in each case to facilitate the launch of the Company's Spring 2004 Giftix program.